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FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|
___________________________
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)
___________________________

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
400 South Hope Street, Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)
___________________________
RAYONIER INC.,
RAYONIER OPERATING COMPANY LLC,
AND
RAYONIER TRS HOLDINGS INC.,
(Exact name of obligor as specified in its charter)

North Carolina Delaware Delaware (State or other jurisdiction of incorporation or organization)	13-2607329 27-2793120 20-0392883 (I.R.S. employer identification no.)
225 Water Street, Suite 1400 Jacksonville, Florida (Address of principal executive offices)	32202 (Zip code)
___________________________

Debt Securities
(Title of the indenture securities)
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501589133v1

The following direct or indirect subsidiaries of Rayonier Inc. may be guarantors of debt securities offered by Rayonier Inc., Rayonier Operating Company LLC or Rayonier TRS Holdings Inc. and are obligors:

Exact Name of Registrant as Specified in its Charter	State of Incorporation or Organization	I.R.S. Employer Identification Number
Belfast Commerce Centre LLC	Delaware	61-1620525
Neoga Lakes, LLC	Delaware	27-1726239
Rayonier Atlantic Timber Company	Delaware	46-3029247
Rayonier Canterbury, LLC	Delaware	04-3841382
Rayonier East Nassau Timber Properties I, LLC	Delaware	45-2904660
Rayonier East Nassau Timber Properties II, LLC	Delaware	45-2904745
Rayonier East Nassau Timber Properties III, LLC	Delaware	45-2904812
Rayonier East Nassau Timber Properties IV, LLC	Delaware	45-2904997
Rayonier East Nassau Timber Properties V, LLC	Delaware	45-2905086
Rayonier East Nassau Timber Properties VI, LLC	Delaware	45-2922050
Rayonier East Nassau Timber Properties VII, LLC	Delaware	45-2922093
Rayonier Forest Resources, L.P.	Delaware	06-1159803
Rayonier Gulf Timberlands LLC	Delaware	61-166886
Rayonier Louisiana Timberlands LLC	Delaware	45-2890869
Rayonier Mississippi Timberlands Company	Delaware	46-1511763
Rayonier Timber Company No. 1, Inc.	Delaware	46-2655946
Rayonier Timberland Acquisitions Four, LLC	Delaware	27-1672114
Rayonier Timberlands Management, LLC	Delaware	06-1148576
Rayonier TRS Forest Operations, LLC	Delaware	20-5485294
Rayonier TRS Louisiana Operations Inc.	Delaware	45-3621130
Rayonier TRS Mississippi Operations Inc.	Delaware	45-3621440
Rayonier TRS Operating Company	Delaware	46-5579555
Rayonier Washington Timber Company	Delaware	46-3020236
Terra Pointe LLC	Delaware	59-3607205

225 Water Street, Suite 1400 Jacksonville, Florida (Address of principal executive offices)	32202 (Zip code)
___________________________

1.    General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219
Federal Reserve Bank of San Francisco	San Francisco, CA 94105
Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

2.	Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.

3.	List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a‑29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.
A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., (Exhibit 1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Los Angeles, and State of California, on the 29th day of April, 2015.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By: /s/ Teresa Petta
Name: Teresa Petta
Title: Vice President

Exhibit 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business December 31, 2014, published in accordance with Federal regulatory authority instructions.

ASSETS	Dollar amounts in thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,244
Interest-bearing balances	283
Securities:
Held-to-maturity securities	—
Available-for-sale securities	681,797
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	181,700
Securities purchased under agreements to resell	—
Loans and lease financing receivables:
Loans and leases, net of unearned income	—
LESS: Allowance for loan and lease losses	—
Loans and leases, net of unearned income and allowance	—
Trading assets	—
Premises and fixed assets (including capitalized leases)	13,215
Other real estate owned	—
Investments in unconsolidated subsidiaries and associated companies	—
Direct and indirect investments in real estate ventures	—
Intangible assets:
Goodwill	856,313
Other intangible assets	103,947
Other assets	117,698
Total assets	$1,957,197

LIABILITIES

Deposits:
In domestic offices		502
Noninterest-bearing	502
Interest-bearing	—
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		—
Securities sold under agreements to repurchase		—
Trading liabilities		—
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)		—
Not applicable
Not applicable
Subordinated notes and debentures		—
Other liabilities		257,630
Total liabilities		258,132
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus		—
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,122,182
Not available
Retained earnings		575,618
Accumulated other comprehensive income		265
Other equity capital components		—
Not available
Total bank equity capital		1,699,065
Noncontrolling (minority) interests in consolidated subsidiaries		—
Total equity capital		1,699,065
Total liabilities and equity capital		$1,957,197

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty     )    CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President )
William D. Lindelof, Director    )    Directors (Trustees)
Alphonse J. Briand, Director    )